EXH 99.1

FOR IMMEDIATE RELEASE

MARPAI, INC. ANNOUNCES APPOINTMENT OF TWO NEW INDEPENDENT DIRECTORS

New York, December 13, 2023 Marpai, Inc. (“Marpai” or the “Company”) (Nasdaq: MRAI), an independent national Third-Party Administrator (TPA) company transforming the $22 billion TPA market supporting self-funded employer health plans, today announced the addition of two new members to its Board of Directors (the “Board”) as part of the Company’s ongoing transformation plan and commitment to strong corporate governance and shareholder value creation. Effective December 7, 2023, Jennifer Calabrese and Robert Pons joined Marpai’s Board as new independent directors.

In addition, the Board will also implement a strategic plan designed to enhance the Company’s performance and drive shareholder value creation. The actions are targeted at accelerating Marpai’s transformation and positioning the Company for both near- and long-term success.

“We are very excited and honored to welcome Ms. Calabrese and Mr. Pons, two accomplished and experienced business leaders, to our board of directors,” said Yaron Eitan, Chairman of the Board. “They each bring unique experience and perspective that will complement the skills and background of the current board of directors.”

Ms. Calabrese has been the founder and Chief Executive Officer of Calabrese Consulting, LLC (“CCL”). Founded in 2012, CCL is a woman-owned, full-service accounting and advisory firm with over 40 employees, serving more than 350 clients around the world. Ms. Calabrese is a Certified Public Accountant, a Chartered Global Management Accountant, and a member of both The American Institute of Certified Public Accountants and The New York State Society of Certified Public Accountants. Ms. Calabrese will serve on the Audit Committee of the Board.

Mr. Pons has served on the board of directors of 15 publicly traded companies, utilizing his more than 40 years of hands-on operating experience as a Chief Executive Officer and in senior executive positions in high growth companies and companies in need of turnaround strategies. Mr. Pons has served as President and Chief Executive Officer of Spartan Advisors, Inc., a management consulting firm specializing in telecom and technology companies, since January 2017. Mr. Pons will serve on the Compensation Committee of the Board.

About Marpai, Inc.

Marpai, Inc. (Nasdaq: MRAI) is a leading, national TPA company bringing value-oriented health plan services to employers that directly pay for employee health benefits, primarily competing in the $22 billion TPA sector serving self-funded employer health plans representing over $1 trillion in annual claims. Marpai works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to leading provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends,"

EXH 99.1

"plans," "believes," "seeks," "estimates," “guidance,” "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. For example, the Company is using forward looking statements when it discusses that its Board will implement a strategic plan designed to enhance shareholder value. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Investor Relations contact:
Steve Johnson

steve.johnson@marpaihealth.com

###